UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

October 6, 2005 (October 5, 2005)

TGC INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32472	74-2095844
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1304 Summit Ave., Ste 2
Plano, TX 75074
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 881-1099

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On October 5, 2005, TGC Industries, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Oppenheimer & Co. Inc. and Sanders Morris Harris Inc. (collectively, the “Underwriters”), with respect to the issue and sale by the Company of 5,500,000 shares of common stock, par value $0.01 per share.

The Underwriting Agreement provides for the sale of 5,500,000 shares of common stock (plus an option exercisable by the Underwriters for an additional 825,000 shares of common stock, issuable by the Company, to cover over-allotments, if any) at a per share public offering price of $7.50. The Underwriting Agreement is subject to customary representations and warranties, covenants, indemnification provisions and closing conditions. The foregoing description is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1.

The offering is being made pursuant to a registration statement filed on Form SB-2 (File No. 333-128018) and declared effective by the Securities and Exchange Commission on October 5, 2005.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

	1.1	Underwriting Agreement, dated October 5, 2005 among TGC Industries, Inc. and Oppenheimer & Co. Inc., as respresentative of the several underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TGC INDUSTRIES, INC.

Date: October 6, 2005	By:	/s/ Kenneth W. Uselton
Kenneth W. Uselton
Secretary, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 5, 2005 among TGC Industries, Inc. and Oppenheimer & Co. Inc., as respresentative of the several underwriters named therein.